SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

Aetna Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[ARTICLE TO BE POSTED ON AETNA’S INTERNAL WEB SITE]

Notice Of Annual Meeting And Proxy Statement Available On AetNet
The following message is from Elease E. Wright, head of Human Resources.

Beginning today, employees who are Aetna shareholders through Aetna’s 401(k) Plan can access their definitive 2005 Aetna Inc. Notice of Annual Meeting and Proxy Statement, the Aetna 2004 Annual
Report, Financial Report to Shareholders and the Aetna 2004 Annual Report on Aetna.com. Employees
without e-mail or intranet access will receive copies of these materials at their mailing addresses. If you would like a copy, call 800-237-4273.

New This Year – Electronic Voting On Proxy Statement

The Proxy Statement is one of Aetna’s most important corporate public documents. It includes information on Aetna’s Board of Directors and describes the proposals to be voted on at the Annual
Meeting of Shareholders, which will be held on Friday, April 29, 2005, at the Four Seasons Hotel in
Philadelphia, Pa. This week, EquiServe Trust Co. N.A., the distribution agent for the trustee of
Aetna’s 401(k) Plan, will e-mail voting instructions to active employees who hold Aetna stock through this plan. All employees who held Aetna stock through the Aetna 401(k) Plan at the close of business on February 25, 2005, have the opportunity to vote on these proposals electronically –
either over the internet or by telephone. Employees’ individual voting instructions are strictly confidential and are not disclosed to Aetna. Employee shareholders who wish to attend the annual meeting will be asked to provide photo identification (Aetna ID badge) before being admitted.

2004 Aetna Annual Report

The 2004 Aetna Annual Report, The Challenge of Leadership, builds on the theme and format started in 2000 with What Leaders Must Do, and continued in 2001 with The Course of Leadership, in 2002 with The Responsibility of Leaders, and in 2003 with Leading the Way.

Aetna’s 2004 Annual Report celebrates the successful completion of Aetna’s turnaround and launch of our quest for industry leadership. The Annual Report also introduces some Aetna leaders who are creating innovative ways to help people achieve health and financial security. Finally, as in past years, we present a series of thought-provoking essays from health care leaders and experts, fulfilling Aetna’s mission to be a leader in building a stronger, more effective health care system.

The 2004 Annual Report is available online at www.aetna.com/investor/annualrept.htm. I encourage you to take the time to review the Annual Report to learn more about the progress we made last year and our business priorities going forward.

[FORM OF EMAIL MESSAGE TO BE SENT TO SHAREHOLDERS OF RECORD WHO HAVE REQUESTED ELECTRONIC ACCESS TO PROXY MATERIALS]

Dear Aetna Shareholder:

The proxy materials for Aetna Inc. 2005 Annual Meeting of Shareholders are now available. This e-mail provides the information you will need to view these materials online, cast your proxy vote over the Internet, and print a copy of the materials.

View Annual Meeting Materials

To view the 2004 Annual Report and the 2004 Annual Report, Financial Report to Shareholders, please go to the Web site at
http://www.aetna.com/investor/annualrept.htm

To view the 2005 Proxy Statement, please go to the Web site at http://www.aetna.com/investor/proxy.htm

Vote your Proxy

To vote your proxy over the Internet, please go to the web site at http://www.eproxyvote.com/aet

To access and vote your proxy card, you will need to enter your authentication number exactly as it appears below.

Authentication Number: (populated by EquiServe)

Remember, your vote counts!

[FORM OF EMAIL TO BE SENT TO EMPLOYEES PARTICIPATING IN AETNA’S 401(K) PLAN WHO RECEIVE ELECTRONIC ACCESS TO PROXY MATERIALS]

Dear Aetna 401(k) Plan Participant:

The proxy materials for Aetna Inc. 2005 Annual Meeting of Shareholders are now available. This e-mail provides the information you will need to view these materials online, cast your voting instruction card over the Internet, and print a copy of the materials.

View Annual Meeting Materials

To view the 2004 Annual Report and the 2004 Annual Report, Financial Report to Shareholders, please go to the Web site at http://www.aetna.com/investor/annualrept.htm

To view the 2005 Proxy Statement, please go to the Web site at http://www.aetna.com/investor/proxy.htm

Vote your Proxy

To vote your proxy over the Internet, please go to the web site at http://www.eproxyvote.com/aet

To access and vote your proxy card, you will need to enter your authentication number exactly as it appears below.

Authentication Number: (populated by EquiServe)

Remember, your vote counts!